Exhibit (a)(1)(A)

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS OR NEW OPTIONS

This offer and withdrawal rights will expire at 12:00 p.m. (Noon), Pacific Time,

on November 3, 2009 unless we extend the expiration date.

This document constitutes part of the prospectus relating

to the RadiSys Corporation 2007 Stock Plan,

covering securities that have been registered under the Securities Act of 1933.

RadiSys Corporation (referred to as “RadiSys,” the “Company,” “we,” “our” or “us”) is offering eligible employees the opportunity to exchange (referred to as the “offer,” or the “exchange offer”) some or all of their outstanding options with an exercise price greater than or equal to $9.44 per share (which is equal to the 52-week high closing price of our common stock as of the start of this offer), that were granted on or before October 5, 2008, whether vested or unvested, for restricted stock units (the “RSUs”), except for employees in Canada, who will receive new stock options with new vesting schedules and exercise prices (the “new options”, and together with the “RSUs”, the “new awards”). All employees of RadiSys and its subsidiaries, other than members of our Board of Directors, executive officers and employees located in the Netherlands and Israel are eligible to participate in the exchange offer, so long as they remain employed through the expiration date of the exchange offer.

If you participate in the offer, the number of RSUs (or in Canada, new options) you receive will depend on the exercise price of the eligible options that you elect to exchange. Each RSU or new option will be subject to the terms of the RadiSys Corporation 2007 Stock Plan (the “2007 Stock Plan”), and to an RSU agreement or option agreement, as applicable, between you and RadiSys.

The RSUs and new options will be unvested as of the new award grant date and will be subject to new vesting schedules detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options (the “Offer to Exchange”). Vesting is conditioned upon continued employment with us through each applicable vesting date. If you choose not to exchange your options, then your options will remain outstanding, and they will retain their current exercise prices, vesting schedules and expiration terms.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “RSYS.” On October 1, 2009, the closing price of our common stock was $8.18 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer. The terms of the offer are described in greater detail in this Offer to Exchange. We urge you to read it and the related documents carefully and in their entirety.

See the section entitled “Risks of Participating in the Exchange Offer” beginning on page 13 for a discussion of risks and uncertainties that you should consider before participating in this offer.

IMPORTANT: How to Participate in the Exchange Offer.

Participation in the exchange offer is voluntary, and there are no penalties for electing not to participate. If you want to participate in the offer, you must submit your election via the RadiSys Corporation exchange offer website https://www.radisys.equitybenefits.com. If you are not able to submit your election electronically using the exchange offer website, you must complete a paper election form and return it by email to equityadmin@radisys.com with the subject line: “Elect”, or by facsimile to 503-615-1312. Documents hand-delivered or submitted by U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. To obtain a paper election form, please contact equityadmin@radisys.com or send a facsimile to 503-615-1312, stating your first and last name, your telephone number and an email address if one is available. If we do not receive your election (whether electronically or in paper form) by the expiration date, which is currently expected to be 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, you will be deemed to have elected not to participate in the exchange offer, in which event you will not receive a new award and your eligible options will remain outstanding and in effect in accordance with their existing terms. We will not accept delivery of any election after expiration of the exchange offer. You may change or withdraw your election to participate in the offer at any time before the offer expires by completing a new electronic election or by submitting a new paper election form.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

RadiSys Corporation

5445 NE Dawson Creek Drive,

Hillsboro, Oregon 97124

Attn: Stock Plan Administrator

Phone: (503) 615-1100

Email: equityadmin@radisys.com

Although our Board of Directors has authorized the exchange offer, neither we nor our Board of Directors make any recommendation to you as to whether or not you should participate in the exchange offer. You must make your own decision as to whether or not to participate in the exchange offer. In doing so, you should rely only on information contained in this Offer to Exchange and its appendices, the materials referenced in Section 17 of this Offer to Exchange, or any other authorized communications from us made generally available to eligible employees, as no other representations or information have been authorized by us. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate. You should consult with your own advisors, including your tax, financial, and legal advisors, before making any decisions regarding the exchange offer.

Offer to Exchange dated October 5, 2009

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the Offer to Exchange. Any representation to the contrary is a criminal offense.

We are not making this offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. No action has been taken by the Company that would, or is intended to, permit an offer of the securities in any country or jurisdiction where any such action for that purpose is required. Accordingly, the securities may not be exchanged, offered or sold, directly or indirectly, and neither this Offer to Exchange nor any other offer to exchange, prospectus or other document or information may be distributed or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations.

SUMMARY TERM SHEET—QUESTIONS AND ANSWERS

The following should answer many of the questions that you may have about the exchange offer; however, please read this Offer to Exchange in its entirety, including the appendices, before deciding whether to tender your eligible options for exchange in the exchange offer. Throughout these Questions and Answers, we have included references to the relevant sections of this Offer to Exchange where you can find more complete descriptions of the topics being discussed below.

What is the exchange offer?

We are offering eligible employees the opportunity to exchange eligible options for a lesser number of RSUs of equivalent value, or in the case of Canadian employees only, new options with a new exercise price, in accordance with predetermined exchange ratios. The new awards will be subject to new vesting schedules, regardless of whether the options tendered in the exchange offer are vested or unvested and without regard to the current vesting schedule of such options.

Participation in the exchange offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the exchange offer, you will not receive a new award as part of this exchange offer, and your options will remain outstanding and in effect in accordance with their existing terms.

The following are some terms that are frequently used in this Offer to Exchange:

•

“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be November 3, 2009. If the expiration date of the offer is extended, then the cancellation date similarly will be delayed.

•	“common stock” refers to RadiSys Corporation common stock, no par value per share.

•

“eligible employees” refers to employees of RadiSys and its subsidiaries who hold eligible options (as defined below), other than members of our Board of Directors, executive officers and employees located in the Netherlands and Israel, so long as they remain employed through the expiration date of the exchange offer.

•

“eligible options” refers to options to purchase shares of the Company’s common stock that were granted under the 2007 Stock Plan, the RadiSys Corporation 1995 Stock Incentive Plan, the RadiSys Corporation 2001 Nonqualified Stock Option Plan and the RadiSys Corporation Stock Plan For Convedia Employees on or before October 5, 2008, are held by eligible employees and have a per share exercise price greater than or equal to $9.44 (which is the highest per share closing price of our common stock for the 52-week period as of October 5, 2009). In addition, stock options must have time-based vesting to be eligible for exchange (including both the vested and unvested portions). Stock options with performance-based vesting will not be eligible for exchange.

•	“eligible option grant” refers to all of the eligible options issued by the Company to an individual that is part of the same grant and subject to the same award agreement.

•	“exchanged options” refers to all options to purchase shares of our common stock that you tender for exchange pursuant to this exchange offer.

•

“expiration date” refers to the date that this offer expires. We expect that the expiration date will be November 3, 2009, at 12:00 p.m. (Noon), Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“new awards” refers to the RSUs, and in the case of Canadian Employees only, the new options.

•

“new award grant date” refers to the date when new awards will be granted. The new award grant date will be the same U.S. calendar date as the expiration date and the cancellation date (but the new awards will be granted following the expiration of the offer). We expect that the new award grant date will be November 3, 2009. If the expiration date of the offer is extended, then the new award grant date similarly will be delayed.

•	“new options” refers to the options issued to eligible employees in Canada pursuant to this offer to replace their exchanged options.

•

“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on October 5, 2009, and we expect it to end at 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless the exchange offer is extended.

•	“Offer to Exchange” refers to this document entitled “Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options.”

•	“RSUs” refers to the restricted stock units issued to eligible employees pursuant to this offer to replace their exchanged options.

•	“tender” or “tendering” refers to electing to exchange eligible options in this exchange offer in accordance with the procedures described in this Offer to Exchange.

•	“2007 Stock Plan” refers to the RadiSys Corporation 2007 Stock Plan.

How do I participate in the exchange offer?

If you are an eligible employee, you will receive an email to your RadiSys email account announcing the exchange offer and directing you to the exchange offer website at https://www.radisys.equitybenefits.com. If you wish to participate in the exchange offer, you must log in to the website. Through the exchange offer website, you will be able to access the following personalized information with respect to each eligible option you hold:

•	the grant date of the eligible option;

•	the number of eligible options exchangeable under the exchange offer;

•	the exercise price of the eligible option;

•	the exchange ratio; and

•	the number of new awards.

Additional information about the terms of the 2007 Stock Plan can be found by accessing: http://radisphere.radisys.com/txtlstvw.aspx?LstID=041df18f-d139-42a5-bac1-761fa1968bfe.

If you elect to exchange your eligible options in accordance with the terms of the exchange offer on the exchange page of the exchange offer website you will need to select your eligible options that you wish to exchange. If you are satisfied with your elections, and you have read and agreed to the terms of election, you must confirm your election by selecting the “I Agree” icon. Please print and keep a copy of the confirmation page for your records. At this point, you will have completed the election process. A confirmation will also be emailed to your RadiSys email address.

If you are not able to submit your election electronically using the exchange offer website as a result of technical failures of the website, such as the exchange offer website being unavailable or not accepting your election, or if you do not otherwise have access to the exchange offer website for any reason (including lack of Internet service), you must complete a paper election form and return it by email to equityadmin@radisys.com with the subject line: “Elect,” or by facsimile to 503-615-1312 before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. To obtain a paper election form, please contact equityadmin@radisys.com or send a facsimile to 503-615-1312, stating your first and last name, your telephone number and an email address if one is available and a paper election form will be sent to you.

You must complete the election process in the foregoing manner before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009. If we extend the exchange offer beyond that deadline, you must complete the process before the extended expiration date.

If you wish to withdraw or change your election to participate in the exchange offer, you must access the exchange offer website and complete a new election before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. If you are not able to submit a new election electronically using the exchange offer website as a result of technical failures of the exchange offer website, such as the website being unavailable not accepting your new election, or if you do not otherwise have access to the exchange offer website for any reason (including lack of Internet service), you must complete a new paper election form and return it by email to equityadmin@radisys.com with the subject line: “Elect”, or by facsimile to 503-615-1312 before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. To obtain a paper election form, please contact equityadmin@radisys.com or send a facsimile to 503-615-1312, stating your first and last name, your employee ID, your telephone number and an email address if one is available and a paper election form will be sent to you. (See Section 4 and 5 of this Offer to Exchange.)

What is a stock option?

A stock option is a right to buy a share of common stock at a set price (also known as the grant or exercise price) for a specified period of time regardless of the actual market price of the stock at the time the option is exercised. The right to buy the share may continue into the future, but the purchase price is fixed when the stock option is granted. Due to subsequent stock price fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to or less than the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an “in-the-money” option), the option holder receives value from exercising the option because he or she is able to buy the stock underlying the option at less than its prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an “out-of-the-money” or an “underwater” option) generally would not exercise the stock option. The stock options eligible for exchange in this exchange offer were all out-of-the-money as of the start of the exchange offer. (See Section 3 of this Offer to Exchange.)

Why is the Company making this offer?

We believe that this exchange offer will provide meaningful incentive to valuable employees, and better align the interests of employees and shareholders to maximize shareholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees and want to use the exchange program and full-value shares to continue this incentive.

The Company has experienced a substantial decline in our stock price reflecting global economic conditions. This drop in our stock price has caused many of the stock options to have exercise prices that are significantly higher than the trading price of our common stock. Because we consider long-term equity incentives to be an important part of our employees’ compensation and an important incentive and retention tool, these stock options have become less valuable in motivating our employees, who view their existing options as having little or no value due to the sizable difference between the exercise prices and the current market price of our common stock. We believe that, notwithstanding the current economic environment, it is essential to continue to retain, motivate and reward the best employees. (See Section 3 of this Offer to Exchange.)

Who can participate in the exchange offer?

Only “eligible employees” may participate in the exchange offer. Generally, you are eligible to participate if you are employed by us or one of our subsidiaries (except in the Netherlands or Israel) at the start of the exchange offer and remain employed through the expiration date. An employee whose employment terminates for any reason on or before the date on which the new awards are granted will not be an eligible employee.

Our executive officers and members of our Board of Directors are not eligible employees and may not participate in the exchange offer. (See Schedule A for a list of our executive officers and members of our Board of Directors and Section 1 of this Offer to Exchange for further details on eligibility.)

Are employees outside the United States eligible to participate?

Employees of the Company or its subsidiaries who are located in Canada, The People’s Republic of China, Germany, Ireland, Japan, Malaysia or the United Kingdom are eligible to participate in the offer; however, employees of the Company or its subsidiaries who are located in the Netherlands or Israel are not eligible employees and may not participate in the offer. Please refer to Schedules C through I of this Offer to Exchange for a description of tax and social insurance consequences that may apply to our employees in The People’s Republic of China, Germany, Ireland, Japan, Malaysia and the United Kingdom. (See Section 1 of this Offer to Exchange.)

Am I required to participate in this offer?

No. Participation in this offer is completely voluntary. (See Section 2 of this Offer to Exchange.)

What happens if my employment terminates before exchanged options are cancelled?

If you tender eligible options in the exchange offer, but before the exchanged options are cancelled your employment terminates for any reason or you submit your resignation or receive a notice of termination, your tender will automatically be deemed to have been withdrawn and you will not participate in the exchange offer. You will retain your outstanding options in accordance with their current terms and conditions, and depending on the circumstances of your termination of employment, you may be entitled to exercise them during a limited period of time following your termination date in accordance with their terms to the extent that they are vested. (See Section 1 of this Offer to Exchange.)

Which options may I exchange?

Only “eligible options” may be tendered in the exchange offer. Eligible options are stock options that were granted under the 2007 Stock Plan, the RadiSys Corporation 1995 Stock Incentive Plan, the RadiSys Corporation 2001 Nonqualified Stock Option Plan and the RadiSys Corporation Stock Plan For Convedia Employees on or before October 5, 2008, are held by eligible employees and have a per share exercise price greater than or equal to $9.44, the highest per share closing price of our common stock for the 52-week period as of October 5, 2009. In addition, options must have time-based vesting to be eligible for exchange (including both the vested and unvested portions). Stock options with performance-based vesting will not be eligible for exchange. (See Section 2 of this Offer to Exchange.)

If I participate in the exchange offer, what happens to my current options?

Eligible options you elect to exchange under the exchange offer will be cancelled promptly following the expiration date, and you will no longer have those options available for exercise. Any options you do not exchange, or which are not eligible options, will not be cancelled and will remain outstanding at their existing exercise prices and subject to their existing terms. (See Sections 6 and 12 of this Offer to Exchange.)

I have more than one eligible option. Do I have to exchange all of them in order to participate?

No. You may exchange one or more of your eligible options or none at all. However, if you elect to tender an eligible option for exchange, you must tender the entire outstanding portion of that option grant. We will not accept partial tenders of option grants. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option grant, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option that you properly tender. (See Section 2 of this Offer to Exchange.)

May I tender unvested options?

Yes. Your eligible options do not need to be vested in order for you to participate in the exchange offer. However, if you elect to tender a particular outstanding eligible option, you must tender the entire eligible option, both the vested and unvested portions. (See Section 2 of this Offer to Exchange.)

May I tender an option that I have already exercised in full?

No. Only outstanding options are eligible for exchange under the exchange offer. The offer does not apply in any way to shares you have already purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an option in its entirety, that option is no longer outstanding. If you have exercised an eligible option in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange. Options for which you have properly submitted an exercise notice prior to the date the election period expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased. (See Section 2 of this Offer to Exchange.)

What will I receive for the options that I exchange?

All eligible employees who properly tender eligible options pursuant to this offer will receive new awards (RSUs or, in the case of Canadian employees only, the new options). (See Section 2 of this Offer to Exchange.)

Are there circumstances under which I would not be granted new awards?

Yes. If, for any reason, you are no longer an eligible employee of the Company or one of its subsidiaries on the new award grant date, you will not receive any RSUs or new options. Instead, you will keep your current eligible options and they will expire at the time provided in their terms. (See Section 1 of this Offer to Exchange.)

Moreover, even if we accept your eligible options, we will not grant new awards to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new awards as a result of changes in SEC or NASDAQ Stock Market listing rules. We do not anticipate any such prohibitions at this time.

In addition, if you hold an option that expires after the start of, but before the cancellation of options under this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange, and such options will continue to be governed by their original terms. (See Section 15 of this Offer to Exchange.)

If I participate in the exchange offer, how many RSUs will I receive?

The number of RSUs that you receive will depend on the fair value of each option tendered for exchange calculated by us using a Black-Scholes model. The intent of this method is to exchange approximately equal value of exchanged options with the new options/RSUs granted as of the launch date of this program. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock price and the expected term of the option. Depending on the assumptions used to value eligible options and new awards, it is possible a Black-Scholes valuation of the new awards may be more or less than a Black-Scholes valuation of your eligible options, as the actual Black-Scholes values cannot be known until the close of the exchange offer. Accordingly, it is important for you to evaluate this offer based on options you currently hold and other appropriate risk factors. The number of RSUs that you receive with respect to an eligible option exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding any fractional shares (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. In determining the exchange ratios, new awards are intended to provide value that is in the aggregate not greater than the fair value of the eligible options.

All tendered eligible options will be exchanged for the RSUs in accordance with the following exchange ratios:

Exercise Price Range of Eligible Options	Exchange Ratio to RSU	Example
$ 9.44 – 13.00	0.46	46 new RSUs issued in exchange for 100 eligible options.
$13.01 – 17.00	0.25	25 new RSUs issued in exchange for 100 eligible options.
$17.01 – 20.00	0.15	15 new RSUs issued in exchange for 100 eligible options.
$20.01 – 22.00	0.11	11 new RSUs issued in exchange for 100 eligible options.
Above $22.01	0.25	25 new RSUs issued in exchange for 100 eligible options.

We will not issue any fractional RSUs. Accordingly, if the sum of all RSUs to be granted to you in exchange for your tendered eligible options includes a fractional RSU, that fractional RSU will be rounded (with 0.5 rounded up) to the nearest whole RSU on a grant by grant basis. No consideration will be paid for fractional RSUs. (See Section 2 of this Offer to Exchange.)

For employees in Canada – Why are we receiving stock options instead of RSUs, how many new options will I receive for the options that I exchange and what will the exercise price of the new options be?

In Canada, adverse tax consequences for our employees would occur with respect to awards of RSUs. Therefore, we are permitting eligible employees in this country to exchange their eligible options for new options. The number of shares covered by each new option that you receive will depend on the exercise price of your exchanged options, as follows:

Exercise Price Range of Eligible Options	Exchange Ratio to Option	Example
$ 9.44 – 13.00	0.80	80 new options issued in exchange for 100 eligible options.
$13.01 – 17.00	0.45	45 new options issued in exchange for 100 eligible options.
$17.01 – 20.00	0.25	25 new options issued in exchange for 100 eligible options.
$20.01 – 22.00	0.15	15 new options issued in exchange for 100 eligible options.
Above $22.01	0.50	50 new options issued in exchange for 100 eligible options.

If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for fractional shares. (See Section 2 of this Offer to Exchange.)

Please note: The exchange ratios apply to each of your option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 2 of this Offer to Exchange.)

The exercise price of the new options will be the closing price of our common stock as reported on the NASDAQ Global Select Market on the new award grant date. We expect that the new award grant date will be November 3, 2009. If the expiration date is extended, the new award grant date will be similarly extended.

When will my RSUs and new options vest?

The RSUs and new options will be unvested as of the new award grant date and will be subject to new vesting schedules. Vesting on any date is subject to your continued service to the Company or its subsidiaries through each relevant vesting date.

New RSUs will receive a renewed vesting period that will vest once per year, 33.33% per year over three years, on the first, second and third anniversary dates of the awards, which is our typical vesting schedule for new RSU awards.

New option agreements will specify the term of each new option and the date when the option is to become exercisable. The 2007 Stock Plan provides that in no event shall an option granted under the 2007 Stock Plan be exercised more than 7 years after the date of grant. New option grants will receive a renewed vesting period that will vest once per year, 33.33% per year over three years on the first, second and third anniversary dates of the awards.

If your employment terminates before part or all of your new awards vest, the unvested part of your new award generally will expire unvested and you will not be entitled to any shares of common stock from that part of your new award.

We will make minor modifications to the vesting schedule of any RSUs and new option awards to eliminate fractional vesting (such that a whole number of RSUs and new options will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date. (See Section 9 of this Offer to Exchange.)

Do I have to pay for my new awards?

No. You do not have to make any payments to the Company to receive your new awards. (See Section 9 of this Offer to Exchange.)

What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of the Company or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described above, we are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you. (See Section 2 of this Offer to Exchange.)

Example

If you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 2,500 shares that remain outstanding subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2 of this Offer to Exchange.)

When will my exchanged options be cancelled?

Your exchanged options will be cancelled following the expiration date on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be November 3, 2009. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed. (See Section 6 of this Offer to Exchange)

When will I receive new awards?

We will grant the new awards on the new award grant date. We expect the new award grant date will be November 3, 2009. If the expiration date of the exchange offer is delayed, the new award grant date will be similarly delayed.

You will receive the shares subject to the RSU award when and if your RSUs vest. If you are granted new options, you will be able to exercise your new options when and if your new options vest. (See Section 6 of this Offer to Exchange.)

Will I receive a RSU agreement or option agreement?

Yes. All RSUs will be subject to a RSU agreement, including any applicable country-specific appendix, between you and RadiSys, as well as to the terms and conditions of the 2007 Stock Plan. All new options will be subject to a stock option agreement between you and the Company, as well as to the terms and conditions of the 2007 Stock Plan. A copy of the 2007 Stock Plan and the form of RSU agreement and the form of stock option agreement under the 2007 Stock Plan are available on the SEC website at www.sec.gov. You will receive an e-mail from us within approximately three weeks following the new award grant date notifying you that your new award agreement is available. (See Section 9 of this Offer to Exchange.)

Once I surrender my exchanged options, is there anything I must do to receive the new awards?

No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your new awards. In order to receive the shares covered by the RSU grant or exercise your new option, you generally will need to remain an employee of RadiSys or its subsidiaries through the applicable vesting date. (See Section 1 of this Offer to Exchange.)

Do I need to exercise my RSUs in order to receive shares?

No, RSUs do not need to be exercised in order to receive shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU agreement, you automatically will receive the shares subject to the RSUs on the date specified in the RSU agreement. RSUs that do not vest will be forfeited to the Company, and you will receive no payment for them. (See Section 9 of this Offer to Exchange.)

Will I be required to give up all of my rights under the cancelled options?

Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled, and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer on the same U.S. calendar day as the expiration date. We expect that the cancellation date will be November 3, 2009. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed. (See Section 6 of this Offer to Exchange.)

If I receive RSUs for exchanged options, will the terms and conditions of my RSUs be the same as my exchanged options?

No, RSUs are a different type of equity award than options, and so the terms and conditions of your RSUs necessarily will be different from your options. In addition, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. Your RSUs will be granted under the 2007 Stock Plan and will be subject to an RSU agreement, including any applicable country-specific appendix. The form of RSU agreement is available on the SEC website at www.sec.gov. You will receive an e-mail from us within approximately three weeks following the new award grant date notifying you that your new award agreement is available. (See Section 9 of this Offer to Exchange.)

Until your RSUs vest and you are issued shares under the terms of the vested RSUs, you will not have any of the rights or privileges of a shareholder of RadiSys. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote and to receive dividends, if any.

In addition, the tax treatment of RSUs will differ significantly from the tax treatment of your options. (See Section 14 of this Offer to Exchange.)

If I am in Canada and receive new options for exchanged options, will the terms and conditions of my new options be the same as my exchanged options?

The terms and conditions of your new options may vary from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that your new options may have a different exercise price, will be classified as nonstatutory stock options for U.S. tax purposes, and will have a new vesting schedule. New option agreements will specify the term of each new option and the date when the option is to become exercisable. The 2007 Stock Plan provides that in no event shall an option granted under the 2007 Stock Plan be exercised more than 7 years after the date of grant. Option grants will vest once per year, 33.33% per year over three years on the first, second and third anniversary dates of the awards. (See Section 9 of this Offer to Exchange.)

What happens to my options if I choose not to participate or if my options are not accepted for exchange?

If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6 of this Offer to Exchange.)

Will I have to pay taxes if I participate in the offer?

If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the new award grant date. However, you normally will have taxable income when the shares underlying your RSUs are issued to you. The Company also will typically have a tax withholding obligation at the time of issuance. You also may have taxable capital gain when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement. Please see Section 14 of this Offer to Exchange for a discussion of the material tax consequences associated with exchanging your eligible options.

If you participate in the offer and are an employee in Canada, The People’s Republic of China, Germany, Ireland, Japan, Malaysia or the United Kingdom, please refer to Schedules C through I of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. Employees of the Company or its subsidiaries located in the Netherlands or Israel may not participate in the offer.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).

If I am in Canada and receive new options, will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

The new options granted in exchange for your eligible options will be granted as nonstatutory stock options, even if your old options were classified as incentive stock options. (See Section 9 of this Offer to Exchange.)

Are there any conditions to this offer?

Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Sections 2 and 7 of this Offer to Exchange.)

How does the Company determine whether an option has been properly tendered?

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options tendered for exchange. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4 of this Offer to Exchange.)

If you extend or change the offer, how will you notify me?

If we extend or change this offer, we will issue a press release, email or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Sections 2 and 15 of this Offer to Exchange.)

Can I change my mind and withdraw from this offer?

Yes. You may change your mind after you have submitted an election and withdraw some or all of your tendered options from the offer at any time before the offer expires (the expiration date currently is expected to be November 3, 2009, at 12:00 p.m. (Noon), Pacific Time). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on December 2, 2009 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5 of this Offer to Exchange.)

May I change my mind about which options I want to exchange?

Yes. You may change your mind after you have submitted an election and change the options you elect to exchange at any time before the offer expires by completing and submitting a new properly completed election to change or to add more eligible options or to withdraw eligible options via the exchange offer website or by e-mail or facsimile. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal we receive by the expiration date. Please be sure that any completed and new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal. (See Sections 4 and 5 of this Offer to Exchange.)

What if I withdraw my election and then decide that I do want to participate in this offer?

If you have withdrawn your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election via the exchange offer website or by e-mail or via facsimile before the expiration date, that is signed and dated after the date of your withdrawal. (See Section 5 of this Offer to Exchange.)

Are you making any recommendation as to whether I should exchange my eligible options?

No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees, who will need to consider the exercise price and expiration date of the eligible options, the tax effects, their own assessment as to the future stock price of our common stock and several other factors. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 13 for information regarding some of these risks), and there are no guarantees regarding whether you ultimately would receive greater value from your eligible options or from the RSUs or new options you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3 of this Offer to Exchange.)

Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:

RadiSys Corporation

5445 NE Dawson Creek Drive,

Hillsboro, Oregon 97124

Attn: Stock Plan Administrator

Phone: (503) 615-1100

Email: equityadmin@radisys.com

RISKS OF PARTICIPATING IN THE EXCHANGE OFFER

Participating in the exchange offer involves a number of risks, including those described below. This list and the risk factors in our annual report on Form 10-K for the fiscal year ended December 31, 2008, as updated by the quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each filed with the SEC, highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor, as necessary, before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the U.S. and Schedules C through I discussing the tax consequences for certain employees outside the U.S., as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology as they relate to us are intended to identify such forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors described elsewhere in this Offer to Exchange. The documents we file with the SEC, including the reports referred to above, discuss some of the known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the RSUs or new options that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all options, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the RSUs or new options granted pursuant to this exchange offer. For example, if you exchange an option grant for 1,000 shares with an exercise price per share of $12.19, you would receive a grant of 460 RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $25.00 per share. Under this example, if you had kept and not exchanged your option, exercised and immediately sold the shares at $25.00 per share, you would have realized pre-tax gain of $12,810, but if you exchanged your options and sold the shares subject to the RSU grant, you would realize only a pre-tax gain of $11,500.

Further, if you are a resident of Canada, you exchange an option grant for 1,000 shares with an exercise price per share of $12.19, and the applicable exchange ratio would entitle you to receive a new option exercisable for 800 shares. Assume, for illustrative purposes only, that the exercise price of your new option is $10.00 per share and three (3) years after the new award grant date, the price of our common stock increases to $25.00 per share. Under this example, if you had kept your exchanged options and sold them at $25.00 per share, you would have realized pre-tax gain of $12,810, but if you exchanged your options and sold the shares subject to the new option grant, you would realize a pre-tax gain of only approximately $12,000.

In addition, you may have to pay more taxes for your RSUs than you would for your exchanged options. For example, if you exchange a nonqualified stock option grant for 1,000 shares with an exercise price per share of $12.19, you would receive a grant of 460 RSUs. If the option was exercised for $12.19 per share while the fair market value of our common stock was $25.00 per share, you would recognize ordinary income of $12.81 per share at exercise (for a total of $12,810 of ordinary income), assuming the option is a nonqualified stock option. If you later sold the shares at $35.00 per share, you would have capital gain of $10.00 per share (for a total of $10,000), which is the difference between the sale price of $35.00 and the $25.00 fair market value at exercise. If you held the shares more than one (1) year, this would be taxed under U.S. federal tax law at long-term capital gains rates (currently a maximum of 15%), and if you held the shares for one (1) year or less, this would be taxed under U.S. federal tax law at short-term capital gains rates (currently a maximum rate of 35%). If, instead, you had exchanged your options for RSUs, you would recognize ordinary income (currently at a maximum U.S. federal tax rate of 35%) on the full fair market value of the shares you receive at the time you receive them (i.e., after they vested). For instance, if you vest in 460 RSUs on a day when the fair market value of our stock is $25.00 per share and the shares were issued on that day, you will recognize ordinary income of $11,500. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $35.00 per share, you would have a capital gain of $10.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the RSUs or the shares thereunder, while, in the example above, you would have paid $12.19 per share of post-tax dollars for the shares subject to your options.

The value of our common stock fluctuates and there is no guarantee that your new awards will increase in value over time.

The market price of our common stock has been volatile. As a result, there is no guarantee that your new awards received in the option exchange will increase in value over time.

If we are acquired by or merge with another company, your cancelled options might be worth more than the RSUs or new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us terminates (other than due to your death or disability; see Section 9 regarding certain exceptions relating to death or disability) before your RSUs or new options vest, you will not receive any value from your new award.

Your new award will not be vested on the new award grant date.

The new award will be subject to a new vesting schedule. This is true even if your exchanged options are 100% vested. If you do not remain an employee with us through the date your new award vests, you will not vest in the RSUs or new options. As a result, you will not receive any value from your new award.

If the price of our common stock increases after the date on which we launch the offer, the per share exercise price on your cancelled options might be lower than the new options that you receive in exchange for them.

If you participate in the offer and receive new options for eligible options, the exercise price per share for your new options will be the closing price of our common stock as reported on the NASDAQ Global Select Market on the new award grant date, currently expected to be November 3, 2009, unless we extend the offer. Because we do not know what the closing price will be on November 3, 2009 (or such later day if we extend the Offer), it is possible that the new options will have an exercise price per share in excess of the eligible options you exchange. For example, if you exchange an option grant for 1,000 shares with an exercise price per share of $9.44, and assume the applicable exchange ratio entitles you to receive a new option exercisable for 800 shares, it is possible that the closing price of our common stock on November 3, 2009 (or such later day if we extend the offer) could increase to $9.50; therefore, you would hold a new option for 800 shares with a per share exercise price of $9.50 instead of your current eligible option for 1,000 shares at an exercise per share of $9.44.

Tax-Related Risks

The U.S. tax effects of RSUs differ significantly from the U.S. tax treatment of your options.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the new award grant date. However, you generally will have taxable ordinary income when the shares underlying your RSUs are issued to you. The Company also will typically have a tax withholding obligation at the time of issuance. Generally, the Company will satisfy all tax withholding obligations by withholding shares on the vesting date sufficient to cover any tax withholding requirements. More information regarding share withholding is described in the RSU agreement. The forms of RSU agreement are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. Please note that, depending on where you live, state income taxes also may apply to you and the Company may have tax withholding obligations with respect to such taxes. You should be certain to consult your own tax advisor to discuss these consequences.

The offer currently is expected to remain open for 30 calendar days. However, if we extend the offer so that it remains open for 30 or more days, U.S. employees will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange the options in the offer.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than 2 years after the grant date and for more than 1 year after the date of exercise. We do not expect that the exchange will affect the eligibility of any incentive stock options that are not tendered for exchange for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your option, the holding periods will continue to be measured from your original grant date.

However, if the offer period lasts for 30 days or more, then any eligible options that are incentive stock options that you have not exchanged will be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of such options until more than 2 years from the date this offer commenced on October 5, 2009, and more than 1 year after the date you exercise such options, whichever date is later.

If you are a tax resident of multiple countries, there may be tax and social security consequences of more than one country that apply to you.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Tax effects of RSUs for tax residents of The People’s Republic of China, Germany, Ireland, Japan, Malaysia or the United Kingdom are different and potentially more onerous than for U.S. Holders.

Non-U.S. employees should carefully review Schedules C through I attached to this Offer to Exchange to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.

Additional tax effects of RSUs for tax residents of The People’s Republic of China.

If you participate in the offer and are a Chinese national employee working in China, your RSUs may have a different vesting schedule. In particular, your RSUs are scheduled to vest on the later of (i) the scheduled annual vesting dates set forth in this Offer to Exchange or (ii) the date (and subsequent one-year anniversary of the date) upon which the Company has received all necessary exchange control and other approvals from the State Administration of Foreign Exchange (SAFE). We are in the process of obtaining SAFE approval but we cannot guarantee, undertake or represent whether or when SAFE approval will be obtained. Consequently, there is a risk that SAFE approval may be obtained after the regular vesting dates or may not be obtained and, as a result, the RSUs may vest later than the first and second anniversaries of the RSU grant date or may not vest at all. For more information, please see Schedule C.

Additional tax effects of RSUs for residents of the United Kingdom.

If you participate in the offer and are subject to tax in the United Kingdom, please note that some or all of your eligible options may have been granted under a UK-approved plan and are, therefore, subject to favorable tax treatment, provided certain conditions are met. If you elect to exchange your approved options for a grant of RSUs, the RSUs will not be subject to the same favorable tax treatment. In addition, you will be required to enter into a joint election agreeing to assume liability for the employer’s portion of national insurance contributions (NICs) due in connection with your RSUs. Your eligible options may not be subject to the same requirement to assume employer NICs. Consequently, your tax liability with respect to your RSUs may be higher than it would be if you retained your eligible options. For more information, please see Schedule I.

Risks Relating to Our Business

For a description of risks related to our business, operations and prospects, we direct you to the discussion under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, and June 30, 2009. You may access these filings electronically at the SEC’s website at www.sec.gov or on our Investor Relations website at www.radisys.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 17 of this Offer to Exchange for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE EXCHANGE OFFER

1. Eligibility.

All employees of the Company or its subsidiaries (other than members of our Board of Directors, executive officers and employees located in the Netherlands or Israel) are “eligible employees” and are eligible to participate in the exchange offer, so long as they remain employed through the expiration date of the exchange offer. Our directors and executive officers are listed on Schedule A to this Offer to Exchange.

To receive a grant of a new award, you must remain an employee of the Company or its subsidiaries through the new award grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by the Company or its subsidiaries or a successor entity through the new award grant date, you will keep your current eligible options, and they will vest and/or expire in accordance with their terms. If we do not extend the offer, the new award grant date will be November 3, 2009. Except as provided by applicable law and/or any employment agreement between you and the Company or its subsidiaries, your employment with the Company or its subsidiaries will remain “at-will” and can be terminated by you or the Company or its subsidiaries at any time, with or without cause or notice. In order to vest in your new awards you must remain an employee to the Company through each relevant vesting date.

2. Number of New Awards; Expiration Date.

Subject to the terms and conditions of this offer, we will accept for exchange options granted under the 2007 Stock Plan, the RadiSys Corporation 1995 Stock Incentive Plan, the RadiSys Corporation 2001 Nonqualified Stock Option Plan, and the RadiSys Corporation Stock Plan For Convedia Employees, with an exercise price greater than or equal to $9.44 per share (which is the 52-week high per share closing price of our common stock as of the start of this offer) that were granted on or before October 5, 2008, are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer and are properly tendered for exchange, and are not validly withdrawn, before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange. In addition, stock options must have time-based vesting to be eligible for exchange (including both the vested and unvested portions). Stock options with performance-based vesting will not be eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. We are not accepting partial tenders of options. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such option grant.

For example, if you hold (a) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (b) an eligible option grant to purchase 1,000 shares and (c) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three option grants, or any one, or two of the three grants, or none at all. These are your only choices in the above example. You may not elect to exchange a partial amount under any option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first option).

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of the Company or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you.

For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 2,500 shares that remain outstanding subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant.

All eligible employees who properly tender eligible options pursuant to this offer will receive new awards.

Exchange Ratios for Eligible Options Exchanged for RSUs

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled, and you will be granted RSUs in accordance with the exchange ratios shown in the table below.

Exercise Price Range of Eligible Options	Exchange Ratio to RSU	Example
$ 9.44 – 13.00	0.46	46 new RSUs issued in exchange for 100 eligible options.
$13.01 – 17.00	0.25	25 new RSUs issued in exchange for 100 eligible options.
$17.01 – 20.00	0.15	15 new RSU issued in exchange for 100 eligible options.
$20.01 – 22.00	0.11	11 new RSUs issued in exchange for 100 eligible options.
Above $22.01	0.25	25 new RSUs issued in exchange for 100 eligible options.

If application of the applicable exchange ratio to particular RSUs to be issued in exchange for eligible options tendered results in a fractional RSU, the number of RSUs will be rounded (with 0.5 rounded up) to the nearest whole RSU on a grant by grant basis. No consideration will be paid for such fractional RSUs.

The exchange ratios were established by grouping together eligible options with similar exercise prices, and then assigning an appropriate exchange ratio to each grouping. Our objective in establishing the exchange ratios was to ensure that, to the extent practicable, the new awards granted in the exchange offer will have an aggregate value approximately equal to the aggregate value of the stock options surrendered. As such, the ratios were designed with the goal of making the grant of new awards substantially a value-to-value exchange for participating employees, structured to minimize any incremental accounting charge to the Company, to the extent practicable at the time that the ratios were established.

The number of RSUs that you receive will depend on the fair value of each exchanged option grant calculated using a Black-Scholes model. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock price and the expected term of the option. Depending on the assumptions used to value eligible options and new awards, it is possible a Black-Scholes valuation of the new awards may be more or less than a Black-Scholes valuation of your eligible options, as the actual Black-Scholes values cannot be known until the close of the exchange offer. Accordingly, it is important for you to evaluate this offer based on options you currently hold and other appropriate risk factors. The exchange ratios will be applied on a grant-by-grant basis. In determining the exchange ratios, new awards are intended to provide value that is in the aggregate not greater than the fair value of the eligible options. The number of RSUs that you receive with respect to an eligible option grant exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding (with 0.5 rounded up) any fractional shares to the nearest whole share on a grant by grant basis.

For purposes of determining the fair value of an eligible option under the Black-Scholes model, we used the following factors: (a) the option’s exercise price; (b) an assumed value of $8.69 per share (an assumed value of $8.69 per share of our common stock, which was the closing price per share of our common stock as reported on the NASDAQ Global Select Market on September 30, 2009); (c) an expected volatility of our common stock of 76%; (d) a the remaining contractual life of the stock option; (e) a risk-free interest rate ranging from 1.48% to 2.34%; and (f) no expected dividends. The exchange ratios were then determined by assuming a per share value, after assumed forfeitures, ranging from $7.85 to $8.18 for each RSU to be issued in the option exchange.

The exchange ratios apply to each of your eligible option grants separately. This means that the various option grants you have received may be subject to different exchange ratios.

All RSUs will be subject to the terms of the 2007 Stock Plan and the applicable RSU agreement, including any applicable country-specific appendix, between you and the Company. The forms of RSU agreement, including any applicable country-specific appendix, under the 2007 Stock Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

Exchange Ratios for Eligible Options Exchanged by Canadian Employees for New Options

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted new options in accordance with the exchange ratios shown in the table below.

Exercise Price Range of Eligible Options	Exchange Ratio to Option	Example
$ 9.44 – 13.00	0.80	80 new options issued in exchange for 100 eligible options.
$13.01 – 17.00	0.45	45 new options issued in exchange for 100 eligible options.
$17.01 – 20.00	0.25	25 new options issued in exchange for 100 eligible options.
$20.01 – 22.00	0.15	15 new options issued in exchange for 100 eligible options.
Above $22.01	0.50	50 new options issued in exchange for 100 eligible options.

If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for such fractional shares.

The exchange ratios are intended to result in the issuance of new options for which we will recognize little or no accounting expense and were calculated using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option. For purposes of determining the fair value of an eligible option under the Black-Scholes model, we used the following factors: (a) the option’s exercise price; (b) an assumed value of $8.69 per share (an assumed value of $8.69 per share of our common stock, which was the closing price per share of our common stock as reported on the NASDAQ Global Select Market on September 30, 2009); (c) an expected volatility of our common stock of 76%; (d) a the remaining contractual life of the stock option; (e) a risk-free interest rate ranging from 1.48% to 2.34%; and (f) no expected dividends. The exchange ratios were then determined by calculating the Black-Scholes value of the new stock options assuming a $8.69 exercise price based on the fair market value of our common stock on the new award grant date.

The exchange ratios apply to each of your eligible option grants separately. This means that the various option grants you have received may be subject to different exchange ratios.

All new options will be subject to the terms of the stock option agreement between you and the Company and the 2007 Stock Plan. The current form of stock option agreement under the 2007 Stock Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. All new options will be non-qualified stock options.

The expiration date for this offer will be 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF RADISYS OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE NEW AWARD GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW AWARDS AND YOU CEASE TO BE AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE NEW AWARDS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW AWARDS.

3. Purposes of the Exchange Offer.

The primary purpose of this exchange offer is to improve the retention and incentive benefits of our equity awards. We believe that this offer will foster retention of valuable employees of the Company and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees and shareholders to maximize shareholder value.

The price of our common stock, along with that of other technology companies, has been negatively impacted by the worldwide economic downturn. A consequence of this decrease in our stock price is that many stock options currently held by our employees were granted at an exercise price significantly higher than the current trading price of our common stock and are “out-of-the-money” or “underwater.” As of September 30, 2009, we had 1.8 million outstanding stock options awarded to our employees (excluding grants made to our executive officers and Board of Directors) with an average grant price of $14.11. Approximately 75% of these outstanding options were issued at a price above the closing price of our stock on September 30, 2009. Equity incentive awards are an essential part of our total compensation structure, and when stock price growth is flat to down, our employees individually experience its impact on their total compensation. We consider our employees an important component in our drive to enhance our competitive position and to prepare for future success. Many of our employees are engineers and other specialists who are working on important multi-year research and development projects or have skills that they have developed over the years and would be difficult to replace. These employees are often heavily recruited by our competitors and others in the technology industry due to their expertise and skills. By making this offer, we intend to provide eligible employees with the opportunity to receive RSUs that have a greater retention value because such RSUs are more certain to provide a return to the employees than the underwater options if they remain employed through the vesting period.

In addition, many of the eligible options have been out-of-the-money for an extended period of time and, therefore, have not been exercised by our employees. Coupled with periodic grants of options and other equity-based awards to new and continuing employees, the number of shares subject to outstanding stock options and other unvested equity awards has contributed to our equity award “overhang.” Because participating employees will exchange a greater number of options for a lesser number of new awards, the number of shares of stock subject to all outstanding stock options and other unvested equity awards will be reduced, thereby reducing the equity award overhang. A reduced overhang will decrease the potential dilution of shareholders’ interests.

Further, this offer is intended to reinstate value for compensation costs that we already are incurring with respect to outstanding equity awards. By replacing options that have little or no retention or incentive value with new awards that will provide both retention and incentive value without adding compensation expense (other than due to rounding or any expenses that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), we will be making efficient use of its resources.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, agreements or negotiations (however, we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from the NASDAQ Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our Board make any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. THIS OFFER DOES NOT CONSTITUTE INVESTMENT ADVICE, NOR SHOULD IT BE CONSTRUED AS SUCH. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4. Procedures for Electing to Exchange Options.

Proper Election to Exchange Options

Participation in the Program is voluntary. To participate in the Program, you must complete the actions below before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. Once you have properly completed all of the actions, the confirmation page will be available for you to print. A confirmation also will be emailed to your RadiSys email address.

If you are an eligible employee, you will receive an email to your RadiSys email account announcing the exchange offer and directing you to the exchange offer website at https://radisys.equitybenefits.com. If you wish to participate in the exchange offer, you must login to the website. Through the exchange offer website, you will be able to access the following personalized information with respect to each eligible option you hold:

•	the grant date of the eligible option;

•	the number of eligible options exchangeable under the exchange offer;

•	the exercise price of the eligible option;

•	the exchange ratio; and

•	the number of new awards.

Additional information about the terms of the 2007 Stock Plan can be found by accessing: http://radisphere.radisys.com/txtlstvw.aspx?LstID=041df18f-d139-42a5-bac1-761fa1968bfe.

If you elect to exchange your eligible options in accordance with the terms of the exchange offer on the exchange page of the exchange offer website you will need to select your eligible options that you wish to exchange. If you are satisfied with your elections, and you have read and agreed to the terms of election, you must confirm your election by selecting the “I Agree” icon. Please print and keep a copy of the confirmation page for your records. At this point, you will have completed the election process. A confirmation will also be emailed to your RadiSys email address.

If you participate in the exchange offer, you may exchange some or all of your eligible options. However, you may not make a partial tender of an option grant unless that option grant is covered by a domestic relations order or comparable legal document as the result of the end of a marriage.

If you are not able to submit your election electronically using the exchange offer website as a result of technical failures of the website, such as the exchange offer website being unavailable or not accepting your election, or if you do not otherwise have access to the exchange offer website for any reason (including lack of Internet service), you must complete a paper election form and return it by email to equityadmin@radisys.com with the subject line: “Elect”, or by facsimile to 503-615-1312 before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. To obtain a paper election form, please contact equityadmin@radisys.com or send a facsimile to 503-615-1312, stating your first and last name, your employee ID, your telephone number and an email address if one is available.

You must complete the election process in the foregoing manner before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009. If we extend the exchange offer beyond that deadline, you must complete the process before the extended expiration date.

Your election to participate becomes irrevocable after 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form choosing to exchange your eligible options and submit a new election at any time before the expiration date, as described above. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date.

You are at risk for properly making your election. Only elections, whether made electronically or on a paper election form, that are complete, signed electronically or manually, and actually received electronically or in paper form by email to equityadmin@radisys.com with the subject line: “Elect”, or by facsimile to 503-615-1312 by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election (or paper election form) by email within two U.S. business days of the receipt of your electronic election (or paper election form). If you have not received an email confirmation, you must confirm that we have received your electronic election (or paper election form). Responses may be submitted only electronically to the exchange offer website or in paper form by facsimile to 503-615-1312. Responses submitted by any other means are not permitted.

We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of the exchange offer, we will accept all properly tendered options promptly after the expiration of the exchange offer.

Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the exchange offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible options accepted for exchange will be cancelled.

5. Withdrawal Rights and Change of Election.

You may change your election with respect to your Eligible Options only in accordance with the provisions of this section.

You may change your election with respect to your eligible options at any time before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. If we extend the offer, you may change your election at any time until the extended expiration date. After the expiration of the exchange offer, you may not change or withdraw your election. The last properly submitted election, whether electronically or in paper form, prior to the expiration of the exchange offer shall be binding. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on December 2, 2009 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.

If you wish to change your election to participate in the exchange offer, you must access the exchange offer website at https://radisys.equitybenefits.com and complete a new electronic election before election before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. If you are not able to submit a new electronic election through the exchange offer website as a result of technical failures of the website, such as the website being unavailable or not accepting your new electronic election, or if you do not otherwise have access to the exchange offer website for any reason (including lack of Internet services), you must complete a paper election form and return it to the Company by email to equityadmin@radisys.com with the subject line “Elect”, or by facsimile to 503-615-1312 before election before 12:00 p.m. (Noon), Pacific Time, on November 3, 2009, unless we extend the exchange offer. To obtain a paper election form, please contact equityadmin@radisys.com or send a facsimile to 503-615-1312, stating your first and last name, your telephone number and an email address if one is available.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any electronic election (or paper election form), nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of the electronic elections (or paper election form). Eligible employees may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties.

You are at risk for properly making your election. Only elections, whether made electronically or on a paper election form, that are complete, signed electronically or manually, and actually received electronically or in paper form by email to equityadmin@radisys.com with the subject line: “Elect”, or by facsimile to 503-615-1312 by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election (or paper election form) by email within two U.S. business days of the receipt of your electronic election (or paper election form). If you have not received an email confirmation, you should confirm that we have received your electronic election (or paper election form). Confirmations may be submitted only to the exchange offer website or in paper form by facsimile to 503-615-1312. Responses submitted by any other means are not permitted.

6. Acceptance of Options for Exchange and Issuance of New Awards.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be November 3, 2009. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by e-mail or other method of communication.

We will grant the new awards on the new award grant date, which is the same U.S. calendar day as the cancellation date. We expect the new award grant date to be November 3, 2009. If the expiration date of the exchange offer is delayed, the new award date will be similarly delayed. All new awards will be granted under the 2007 Stock Plan, and will be subject to an RSU agreement or stock option agreement, as applicable, including any applicable country-specific appendix, between you and the Company. The number of shares of RSUs or new options you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your RSU agreement or stock option agreement, as applicable and your RSUs or your new options, as applicable. You will receive the shares subject to the RSUs when and if your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. You will be able to exercise your vested new options when and if your new options vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Options that we do not accept for exchange will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, current vesting schedule and current term.

7. Conditions of the Offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

there will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	there will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S.,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•

the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the U.S., which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer, or

•	if any of the situations described above existed at the time of commencement of this offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this offer;

•

a tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of this offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this offer or with such acceptance for exchange of eligible options;

•

there will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, NASDAQ, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to the Company and that might restrain, prohibit or delay completion of the offer, impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	terminate this offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend this offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

•	amend the terms of this offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this offer is open, complete this offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply to all eligible employees in a uniform and nondiscretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8. Price Range of Shares Underlying the Options.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “RSYS.” The following table sets forth, for the periods indicated, the highest and lowest sale prices for the common stock, as reported by the NASDAQ Global Select Market.

	High	Low
2009
Third Quarter (through October 1, 2009)	$9.71	$6.80
Second Quarter	9.45	5.76
First Quarter	8.00	4.03
2008
Fourth Quarter	$8.94	$4.01
Third Quarter	12.69	7.72
Second Quarter	10.70	8.02
First Quarter	14.00	8.95
2007
Fourth Quarter	$17.48	$11.71
Third Quarter	13.59	10.50
Second Quarter	16.74	12.40
First Quarter	17.60	15.04

On October 1, 2009, the last reported sale price of our common stock, as reported on the NASDAQ Global Select Market, was $8.18 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9. Source and Amount of Consideration; Terms of RSUs and New Options.

Consideration

We will issue new awards in exchange for eligible options properly tendered for exchange by you and accepted by us for such exchange. Subject to the terms and conditions of this exchange offer, upon our acceptance of your properly tendered options, you will be entitled to receive new awards based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Fractional shares of RSUs will be rounded (with 0.5 rounded up) to the nearest whole share or RSU on a grant by grant basis. If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for such fractional shares or RSUs. You do not have to make any cash payment to the Company to receive your new awards.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options covering 1,133,891 shares) subject to the terms and conditions of this offer, we will grant approximately 234,300 RSUs and 64,000 new options or approximately 1.25% of the total shares of our common stock outstanding as of October 1, 2009.

General Terms of RSUs

RSUs will be granted under the 2007 Stock Plan, and subject to an RSU agreement between you and the Company. RSUs are a different type of equity award than stock options and therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. The form of RSU agreement under the 2007 Stock Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2007 Stock Plan and the form of RSU agreement is available on the SEC website at www.sec.gov. However, you should note that the vesting schedule of your RSUs will differ from your exchanged options, as described below.

General Terms of New Options

New options will be granted under the 2007 Stock Plan, and subject to a stock option agreement between you and the Company. The terms and conditions of the new options will be similar to the eligible options that you tendered for exchange, except for changes in vesting and the exercise price. The form of stock option agreement under the 2007 Stock Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2007 Stock Plan and the form of stock option agreement is available on the SEC website at www.sec.gov. You should note that the vesting schedule of your new options will differ from your exchanged options, as described below.

Summary the 2007 Stock Plan

The following paragraphs provide a summary of the principal features of the 2007 Stock Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the 2007 Stock Plan.

Purpose. The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company.

Awards. The 2007 Stock Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock (including restricted stock units), performance shares and performance units (collectively, the “Awards”).

Stock Subject to the 2007 Stock Plan. The number of shares of our common stock initially reserved for issuance under the 2007 Stock Plan is 3,200,000 shares.

Any shares subject to options or SARs will be counted against the numerical limits of the 2007 Stock Plan as one share for every share subject thereto. Any shares or units subject to restricted stock, performance shares or performance units with a per share or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the numerical limits of the 2007 Stock Plan as two shares for every one share and, if returned to the 2007 Stock Plan, will be returned to the 2007 Stock Plan as two shares for every one share returned to the 2007 Stock Plan.

Unpurchased, forfeited or repurchased shares will remain available for future grants under the 2007 Stock Plan. With respect to SARs, when a stock-settled SAR is exercised, the shares subject to the SAR agreement will be counted against the number of shares available for future grant or sale under the 2007 Stock Plan, regardless of the number of shares used to settle the SAR upon exercise. The 2007 Stock Plan does not permit shares used to pay the exercise price of an option or withheld for taxes to be added back to the shares available for future grants.

Administration. The 2007 Stock Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrator”). Our Compensation and Development Committee is the current Administrator. Subject to the provisions of the 2007 Stock Plan, the Administrator has the authority to: (1) interpret the 2007 Stock Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2007 Stock Plan, (3) select the persons to whom Awards are to be granted, (4) subject to limitations of the 2007 Stock Plan as applicable to each type of Award, determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms and conditions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement), (7) amend any outstanding Award subject to applicable legal restrictions, (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2007 Stock Plan, (10) allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares or cash to be issued upon exercise or vesting of an Award that number of shares or cash having a fair market value equal to the minimum amount required to be withheld, (11) determine whether Awards (other than options or SARs) will be adjusted for dividend equivalents, (12) impose restrictions, conditions or limitations as to the timing and manner of any resales or other subsequent transfers by a participant of any shares issued as a result of or under an Award, and (13) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2007 Stock Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Awards and on all persons deriving their rights therefrom.

Eligibility to Receive Awards. The 2007 Stock Plan provides that performance shares, performance units, restricted stock (including restricted stock units), SARs and nonstatutory stock options may be granted to employees, consultants or directors. Incentive stock options may be granted only to our employees. References in this summary to “employment” and “termination of employment” shall, with respect to consultants and outside directors, mean their period of service and the termination of their period of service with us and our subsidiaries.

Share Limits for Awards. In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 1,000,000 shares in the participant’s first fiscal year of service. The maximum number of shares that may be subject to restricted stock, performance shares or performance units granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 600,000 shares in the participant’s first fiscal year of service.

Code Section 162(m) Performance Goals. We have designed the 2007 Stock Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total shareholder return, and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures adopted by the Administrator. The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the performance goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under the 2007 Stock Plan and any other of our incentive compensation plans. The Administrator may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section in our annual report on Form 10-K for the applicable year, or (ii) the effect of any changes in accounting principles affecting our reported business results as a whole or a business unit’s reported results.

No Repricing. The 2007 Stock Plan prohibits repricing of options and SARs, including by way of an exchange for another Award, unless shareholder approval is obtained.

Terms and Conditions of Stock Options. Each option granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•

Exercise Price. The Administrator sets the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the fair market value of our common stock on the option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries (a “10% Shareholder”).

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. Payment may generally be made in any method permitted by applicable law.

•

Exercise of the Option. Each option agreement will specify the term of the option and the date when the option is to become exercisable. The 2007 Stock Plan provides that in no event shall an option granted under the 2007 Stock Plan be exercised more than 7 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

•

Termination of Employment. If a participant’s employment terminates for any reason (other than death or permanent disability), all options held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her option agreement or the expiration date of the option. In the absence of a specified time in the option agreement, the option will remain exercisable for three months following the participant’s termination. The participant may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•

Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the date of termination of the participant’s employment or the expiration date of the option. The participant may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of employment.

•

Death. If a participant dies while employed by us, all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the participant’s death or the expiration date of the option. The executor or other legal representative of the participant may exercise the participant’s options at any time before such expiration.

•

ISO Limitation. If the aggregate fair market value of all shares subject to a participant’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options.

•	No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Stock Appreciation Rights. Each SAR granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•

Exercise Price and other Terms. The Administrator sets the exercise price and term of SARs granted under the 2007 Stock Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the exercise price per share of a SAR cannot be less than 100% of the fair market value per share of our common stock on the SAR grant date.

•

Exercise of the SAR. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Consideration. Upon the exercise of an SAR, payment may be in cash, shares or a combination thereof.

•

Termination of Employment. If a participant’s employment terminates for any reason (other than death or permanent disability), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for three months following the participant’s termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•

Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant’s termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•

Death. If a participant dies while employed by us, all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant’s death. The executor or other legal representative of the participant may exercise the participant’s SAR at any time before such expiration.

Restricted Stock. Each share of restricted stock granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•

Restrictions. The Administrator sets the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component.

•

Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder.

Performance Shares. Each performance share granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•

Grant. Performance shares will be granted in the form of units to acquire shares of our common stock. Each unit will be the equivalent of one share of our common stock for purposes of determining the number of shares subject to an Award. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the performance units.

•

Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance shares is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Performance Units. Each performance unit granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•

Grant. Performance units will be granted in the form of units to acquire shares of our common stock. Each unit will be the cash equivalent of one share of our common stock, and will be settled in cash in an amount equivalent to the fair market value of the underlying shares as of the vesting date. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to performance units or the cash payable thereunder.

•

Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance units is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Compliance with Code Section 409A. To the extent that the Administrator determines that any Award granted under the 2007 Stock Plan is subject to Section 409A of the Code, it is intended that the 2007 Stock Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that the Award Agreement and the 2007 Stock Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.

Material Federal Income Tax Consequences of Awards under 2007 Stock Plan. The U.S. federal income tax consequences of awards under the 2007 Stock Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an Award or the disposition of shares of our common stock acquired as a result of an Award. The 2007 Stock Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this period. The deduction will be equal to the amount of taxable income the participant recognizes.

Stock Appreciation Rights. Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the right equal to the fair market value of the stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested.

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Restricted Stock Units, Performance Shares and Performance Units. Generally, the participant who receives a restricted stock unit, performance share or performance unit structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share or performance unit does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A. The American Jobs Creation Act of 2004 added Section 409A to the Code. The Internal Revenue Service has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the recipient of deferred compensation, including employees, consultants and directors, for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A of the Code does not apply to incentive stock options, non-statutory stock options and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units and performance shares.

Section 162(m). As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any fiscal year. In addition, for awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors”.

Non-U.S. tax consequences. If you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the Offer to Exchange, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction. (See Schedule C, “Guide to Tax Issues in The People’s Republic of China” to Schedule J, “Guide to Tax Issues in United Kingdom”)

10. Information Concerning the Company.

RadiSys is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through innovative product planning, intimate customer collaboration, and the combination of innovative technologies and industry leading architecture, we help original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. Our products include embedded boards, application enabling platforms and application-ready systems, which are used in today’s complex computing, processing and network intensive applications.

RadiSys was incorporated in March 1987 under the laws of the State of Oregon. Our principal offices are located at 5545 N.E. Dawson Creek Drive, Hillsboro, OR 97124; our telephone number is (503) 615-1100. Our website address is www.radisys.com. Questions regarding this offer should be directed to:

RadiSys Corporation

5445 NE Dawson Creek Drive,

Hillsboro, Oregon 97124

Attn: Stock Plan Administrator

Phone: 503-615-1100

Email: equityadmin@radisys.com

The financial information included in our quarterly reports on Form 10-Q for the quarter ended March 31, 2009 and June 30, 2009 and our annual report on Form 10-K for the fiscal year ended December 31, 2008 is incorporated herein by reference. Please see Section 18 of this Offer to Exchange titled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Options.

A list of our current directors and executive officers as of September 30, 2009 is attached to this Offer to Exchange as Schedule A. Our executive officers and the members of our Board of Directors may not participate in this offer. As of September 30, 2009, our named executive officers and directors (12 persons) as a group held options unexercised and outstanding to purchase a total of 1,793,336 of our shares, which represented approximately 49% of the shares subject to all options outstanding under the Stock Plans as of that date.

The following table below sets forth the beneficial ownership of each of our current named executive officers and directors of options outstanding as of September 30, 2009. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock, which was 3,671,076 as of September 30, 2009.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
C. Scott Gibson	Chairman of the Board	78,000	2.12%
Scott C. Grout	Director, President and Chief Executive Officer	630,500	17.17%
Ken J. Bradley	Director	74,000	2.02%
Richard J. Faubert	Director	76,000	2.07%
Dr. William W. Lattin	Director	79,000	2.15%
Kevin C. Melia	Director	74,000	2.02%
Carl W. Neun	Director	69,000	1.88%
Lorene K. Steffes	Director	64,000	1.74%
Brian Bronson	Chief Financial Officer	239,236	6.52%
Anthony Ambrose	Vice President & General Manager	116,800	3.18%
Christian A. Lepiane	Vice President, Worldwide Sales	247,800	6.75%
John T. Major	Vice President, Corporate Operations	45,000	1.23%

Neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock during the past sixty (60) days before the date hereof.

12. Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Eligible options were granted under 2007 Stock Plan, the RadiSys Corporation 1995 Stock Incentive Plan, the RadiSys Corporation 2001 Nonqualified Stock Option Plan, and the RadiSys Corporation Stock Plan For Convedia Employees.

Options that we acquire through the offer, granted under 2007 Stock Plan, will be cancelled and pursuant to the terms of the 2007 Stock Plan, shares subject to outstanding awards that are cancelled will be added back to the number of shares available for future grants under our 2007 Stock Plan without further shareholder action, except as required by applicable law or the rules of NASDAQ or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

Effective May 15, 2007, we terminated the RadiSys Corporation 1995 Stock Incentive Plan, the RadiSys Corporation 2001 Nonqualified Stock Option Plan, and the RadiSys Corporation Stock Plan For Convedia Employees. Accordingly, no new awards may be granted under the terminated plans. The shares subject to eligible options granted under these terminated plans will also be cancelled and will not be available for re-grant under those plans.

Under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment (“SFAS 123(R)”), we expect to recognize expense equal to the greater of the remaining unamortized balance associated with the option exchanged, or the fair market value of the new RSU or new option, as applicable. In the event that any of the RSUs or new options are forfeited prior to their vesting due to termination of employment, any compensation expense of the forfeited RSUs or new options will not be recognized.

Since the offer has been structured to replace underwater options with new awards of similar or lesser value, the Company expects to recognize little or no additional compensation expense. The only compensation expense we are likely to incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the option exchange began, and when the exchange actually occurs on the expiration date, which we expect to be immaterial. As a result, the option exchange will allow the Company to realize incentive and retention benefits from the new awards granted, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of new awards as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. except for certain exemptive or notice filings that may be required in certain countries outside the U.S. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filings or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new awards for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new awards on the new award grant date or required to obtain a license or regulatory permit or make any other filing before granting new awards, we will not grant any new awards, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new award grant date we will not grant any new awards and you will not receive any other benefit for the options you tendered.

14. Material U.S. Federal Income Tax Consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for RSUs pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

Option holders who exchange outstanding options for RSUs under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary income as the shares subject to RSUs vest at which time they can no longer be forfeited and we will deliver the shares to you. At the same time, the Company will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the RSUs granted under the offer, you will not have paid any amount for the shares. The Company will satisfy all tax withholding obligations in the manner specified in your RSU agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

You also should note that if your RSUs constitute “deferred compensation” within the meaning of Section 409A and (1) the vesting of all or a portion of your RSUs is accelerated in connection with your separation from service with us, and (2) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, then the delivery of accelerated shares under your RSU award may need to be delayed by 6 months in order to allow you to avoid the imposition of additional taxation under Section 409A.

Stock Options

All U.S. eligible employees whose outstanding eligible options are exchanged for RSUs under the offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. So that you are able to compare the tax consequences of new RSUs to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Nonstatutory stock options

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with applicable reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Incentive stock options

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than 3 months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than 2 years after the date the incentive stock option was granted; and

•	more than 1 year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than 1 year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

This offer is currently expected to remain open for 20 business days. If we extend this offer such that it is open for 30 days or more, eligible incentive stock options held by U.S. employees who do not participate in this exchange will be considered to have been modified. The commencement date of the offer (October 5, 2009) will be considered the modification date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than 2 years from the date this offer commenced (October 5, 2009) (i.e., the date of the deemed modification) and more than 1 year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain.

We recommend that you consult your own tax advisor with respect to the U.S. federal, state and local tax consequences and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a resident of or taxpayer in more than one country, you should be aware that there might be income tax, social insurance and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer (or options in the case of Canada), you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the new awards as a replacement grant).

If you are subject to taxation in Canada, The People’s Republic of China, Germany, Ireland, Japan, Malaysia or the United Kingdom, please see Schedules C through I of this Offer to Exchange, as applicable, for a description of these income tax, social insurance and other tax or legal consequences of participating in the offer. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

15. Extension of Offer; Termination; Amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date in connection with any material change to the terms of the offer, we will extend the exchange offer period so that at least five business days remain in the exchange offer from the date the material change is first published, sent or given. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least two (2) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01  a.m. through 12:00 midnight, Pacific Time.

16. Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

•	our annual report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 6, 2009;

•	our definitive proxy statement on Schedule 14A for our 2009 annual meeting of shareholders, filed with the SEC on July 6, 2009;

•	our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on May 8, 2009;

•	our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2009, filed with the SEC on August 7, 2009; and

•

the description of our common stock contained in our registration statement on Form S-3 filed with the SEC on October 29, 2007 and any further amendment, supplement or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:

RadiSys Corporation

5445 NE Dawson Creek Drive,

Hillsboro, Oregon 97124

Attn: Stock Plan Administrator

Phone: 503-615-1100

Email: equityadmin@radisys.com

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial Information.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2009, and June 30, 2009, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

We had a book value per share of $5.23 on June 30, 2009 (calculated using the book value as of June 30, 2009, divided by the number of outstanding shares of our common stock as of June 30, 2009).

Ratio of Earnings to Fixed Charges.

	Six Months Ended June 30,		Years Ended December 31,
	2009	2008 (1)	2008 (1)	2007 (1)	2006 (1)	2005 (1)	2004 (1)
Ratio of earnings to fixed charges (1) (2) (3)	—	—	—	—	—	2.7	2.2

(1)	As adjusted due to the implementation of FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”
(2)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means net loss from operation plus minority interests in consolidated subsidiaries or income (loss) from equity investees, fixed charges and amortized capital interest less interest capitalized and our minority interest in pretax income (loss) of subsidiaries that have not incurred fixed charges. For this purpose, “fixed charges” means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense.
(3)	For the six months ended June 30, 2009 and 2008 and for the years ended December 31, 2008, 2007, and 2006, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for each period was $2.5 million, $11.8 million, $77.6 million, $29.2 million, and $19.0 million, respectively.

19. Miscellaneous.

We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

We reserve the right to amend or terminate the 2007 Stock Plan at any time, and the grant of an award under the 2007 Stock Plan or this offer does not in any way obligate us to grant additional awards or offer further opportunities to participate in any offer to exchange options in any future year. The grant of an award and any future awards granted under the 2007 Stock Plan or in relation to this offer is wholly discretionary in nature and is not to be considered part of any normal or expected compensation that would be subject to severance, redundancy, termination or similar pay, other than to the extent required by local law.

RadiSys Corporation

October 5, 2009

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF RADISYS CORPORATION

The directors and executive officers of RadiSys Corporation as of October 1, 2009, are set forth in the following table:

Name	Position

C. Scott Gibson	Chairman of the Board

Scott C. Grout	Director, President and Chief Executive Officer

Ken J. Bradley	Director

Richard J. Faubert	Director

Dr. William W. Lattin	Director

Kevin C. Melia	Director

Carl W. Neun	Director

Lorene K. Steffes	Director

Brian Bronson	Chief Financial Officer

Anthony Ambrose	Vice President & General Manager

Christian A. Lepiane	Vice President, Worldwide Sales

John T. Major	Vice President, Corporate Operations

The address of each named executive officer and director is: RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

Our executive officers and members of our Board of Directors are not eligible to participate in this offer.

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SCHEDULE B

SUMMARY UNAUDITED CONDENSED FINANCIAL INFORMATION

OF RADISYS CORPORATION

	Six Months Ended June 30,		Years Ended December 31,
	2009	2008(1)	2008(1)	2007(1)	2006(1)	2005(1)	2004(1)
Consolidated Statements of Operations Data
Revenues	$155,697	$183,658	$372,584	$325,232	$292,481	$260,234	$245,824
Gross margin	48,353	44,081	96,083	71,838	78,956	76,836	79,172
Income (loss) from operations	(2,197)	(10,771)	(76,464)	(28,124)	(22,229)	13,788	17,272
Net income (loss)	(42,216)	(10,217)	(67,262)	(21,150)	(16,346)	12,877	9,820
Net income (loss) per common share:
Basic	$(1.81)	$(0.46)	$(2.98)	$(0.97)	$(0.77)	$0.64	$0.52
Diluted	$(1.81)	$(0.46)	$(2.98)	$(0.97)	$(0.77)	$0.63	$0.50
Weighted average shares outstanding (basic)	23,261	22,335	22,552	21,883	21,158	20,146	18,913
Weighted average shares outstanding (diluted)	23,261	22,335	22,552	21,883	21,158	20,588	19,580

	June 30,		December 31,
	2009	2008(1)	2008(1)	2007(1)	2006(1)	2005(1)	2004(1)
Consolidated Balance Sheet Data
Working capital	$131,897	$49,381	$66,067	61,840	$159,492	$247,230	$184,849
Total assets	269,432	374,399	309,026	393,108	381,654	368,711	345,238
Long term obligations, excluding current portion	53,128	58,511	52,989	3,585	93,420	91,290	95,271
Total shareholders’ equity	123,117	205,425	157,468	219,976	230,506	228,257	204,760

(1)	As adjusted due to the implementation of FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

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SCHEDULE C

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Canada. This summary is based on the laws in effect in Canada as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new stock options are granted, at the time you exercise the new stock options and acquire shares of the Company’s common stock, or at the time you sell shares acquired upon exercise of the new stock options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

IMPORTANT NOTE:  DUE TO THE ADVERSE TAX CONSEQUENCES ASSOCIATED WITH AN OPTION-FOR-RSU EXCHANGE, THE STOCK OPTION EXCHANGE OFFER FOR ELIGIBLE EMPLOYEES IN CANADA HAS BEEN STRUCTURED AS AN OPTION-FOR-OPTION EXCHANGE.

Tax Information

Option-for-Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new stock options.

Grant of New Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Options

On the date you exercise your new stock options and acquire shares of the Company’s common stock, you will be subject to taxation on 50% of the difference between the fair market value of the acquired shares on the date of exercise and the exercise price (the “taxable spread”). The taxable spread will be treated as additional employment compensation and will be subject to income taxes and social insurance contributions (including CPP premiums).

However, you may defer taxation of the taxable spread arising upon exercise until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. To be eligible for this deferral, you must file an election with the local affiliate in Canada that employs you by January 15 of the year following the year in which shares are purchased upon exercise of the new stock options. This deferral only applies to the first C$100,000 worth of options that vest in any one year. For purposes of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon exercising your new stock options, you will be subject to additional taxation on 50% of any gain. The gain will equal the difference between the sale proceeds and your tax basis in the shares (generally, the fair market value of the

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shares on the date of purchase), and this amount will be subject to taxation at your marginal tax rate (CPP and EI premiums are not payable on the taxable amount). You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the Canada Revenue Agency.

Dividends

You will be subject to income taxes (but not CPP or EI premiums) on any dividends declared on the Company shares you acquire upon exercising your new stock options. You will be responsible for directly paying and reporting any tax liabilities attributable to dividends to the CRA. In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a foreign tax credit for these amounts.

Tax Withholding and Reporting

In general, the local affiliate in Canada that employs you will report the total spread recognized at exercise, the 50% exclusion and the value of any deferred stock option benefit to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise the new stock options.

The local affiliate in Canada that employs you also will withhold income taxes and social insurance contributions (including CPP premiums) on the taxable spread at the time of exercise. You must notify the local affiliate in Canada (via the “Canadian Election to Defer Payment of Tax on Stock Options” form) immediately upon exercise of your new stock options of your intention to defer any tax due at exercise (as described above), so that the local affiliate does not withhold income tax on that amount. In addition, for every year you have a balance of deferred stock option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

*        *        *        *        *

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SCHEDULE D

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in China. This summary is based on the laws in effect in China as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China apply to your specific situation.

Tax Information

Option-for-RSU Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new restricted stock units.

Grant of New RSUs

You will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to income taxes and possibly social security contributions. You will be taxed on the fair market value of the shares on the date of vesting, and this amount will be considered as additional salary compensation.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will be subject to taxation on any gain you realize from the sale. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares, and this amount generally will be subject to taxation at a flat rate of 20%. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

Dividends

You will be subject to PRC income taxes on any dividends paid on the Company shares you acquire upon vesting in your new restricted stock units at the rate of 20%. You will be responsible for directly paying and reporting any tax liabilities attributable to dividends to the local tax authorities. In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a foreign tax credit for these amounts (as a practical matter, obtaining the credit may be difficult).

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Tax Withholding and Reporting

The local affiliate in China that employs you will report the fair market value of the shares issued to you on the date you become vested in your restricted stock units as salary compensation in the month paid (and will file the associated return to report such amount as taxable income), and will be required to withhold income taxes (and possibly social security contributions) in the filing process in the following month.

In addition to the employer’s withholding and reporting obligations, individuals with an aggregate annual income exceeding RMB120,000 (approximately US$17,647) must self-report to the tax authority on or before March 31 of the following year, independent of any filing obligation of the employer. The annual income includes investment income, income from equity awards as well as normal salaries and wages. You will be responsible for including any taxable income attributable to your new restricted stock units in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You also are personally responsible for reporting and paying any taxes resulting from the sale of your shares.

EXCHANGE CONTROLS

Under the current exchange controls in China governing equity compensation programs, if you are a PRC national holding a PRC ID card, you will be required to repatriate the sales proceeds derived from the shares you acquire under the Plan to China in the manner designated by the Company. In addition, you will be required to sell any shares you acquire under the Plan upon your termination of employment (and repatriate the sales proceeds to China in a manner designated by the Company). Finally, the Company reserves the right to restructure your award and the Plan in a manner to comply with PRC exchange control regulations.

*        *        *        *        *

D-2

SCHEDULE E

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Germany. This summary is based on the laws in effect in Germany as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option-for-RSU Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new restricted stock units.

Grant of New RSUs

You will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings). You will be taxed on the fair market value of the shares on the date of the actual transfer of the shares. You also will be subject to church tax, as applicable, and to solidarity surcharge on your income tax liability.

Effective as from 1 April 2009, and pursuant to Section 3 no. 39 of the German Income Tax Act, benefits in the amount of up to €360 p.a. in connection with the grant of certain qualifying shares for free or at a purchase price below the fair market value will be tax exempt. This provision may be applicable to the shares you receive upon vesting in your new restricted stock units. You should consult your personal tax advisor to determine if this provision applies to your specific situation.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will be subject to taxation at the flat rate of 25% (plus a 5.5% solidarity surcharge) on any gain you realize from the sale, provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. For purposes of computing the aggregate amount of investment income that is subject to taxation (which includes capital gains and dividends, as described below), you are allowed to deduct €801 (assuming you are an individual taxpayer) as investment expenses (this lump sum deduction is allowed regardless of whether you actually incurred any investment expenses, and regardless of whether you incurred actual investment expenses of greater than the lump sum amount). As a matter of principle, the flat tax is to be withheld at the source.

E-1

Dividends

You will be subject to taxation on any dividends paid on the Company shares you acquire upon vesting in your new restricted stock units. The taxable amount will be classified as investment income and will be subject to taxation at the rate of 25% (plus 5.5% solidarity surcharge on the income tax owed and church tax, if applicable), subject to the lump sum deduction of €801 (assuming you are an individual taxpayer) as investment expenses (as described above). As a matter of principle, the flat tax is to be withheld at the source. In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a foreign tax credit for these amounts.

Tax Withholding and Reporting

The local affiliate in Germany that employs you will be required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when you become vested in your new restricted stock units and are issued shares of the Company’s common stock. You are responsible for including any taxable income attributable to your new restricted stock units in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You also are responsible for reporting and paying any taxes resulting from the sale of your shares.

*        *        *        *        *

E-2

SCHEDULE F

GUIDE TO TAX ISSUES IN IRELAND

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Ireland. This summary is based on the laws in effect in Ireland as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Ireland apply to your specific situation.

Tax Information

Option-for-RSU Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new restricted stock units.

Grant of New RSUs

You will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to taxation on the fair market value of the shares on the date of receipt. The taxable amount will be classified as employment compensation and will be subject to income taxes and income levies.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will be subject to taxation on any gain you realize from the sale. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares, and this amount generally will be subject to taxation at a flat rate of 25%. However, capital gains tax is only payable on gains from all sources in excess of the annual personal exemption (currently set at €1,270) in any tax year. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to Irish Revenue.

Dividends

You will be subject to taxation on any dividends paid on the Company shares you acquire upon vesting in your new restricted stock units. You will be personally responsible for reporting any dividends and paying the applicable taxes directly to Irish Revenue. In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a foreign tax credit for these amounts.

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Tax Withholding and Reporting

The local affiliate in Ireland that employs you will be required to report the fair market value of the shares issued to you on the date you become vested in your restricted stock units as taxable income to Irish Revenue, but will not be required to withhold any income taxes. Instead, you personally will be responsible for paying any income taxes and levies directly to Irish Revenue. You must file details of the restricted stock units that vest in your income tax return for the year in which they vest.

Exchange Controls and Other Information

In general, you should not be subject to any foreign exchange or other requirements in connection with the grant of your new restricted stock units. However, if you are a director, shadow director or secretary of the local affiliate in Ireland, you will be subject to reporting obligations on your Company shareholdings under the Companies Act, 1990. This obligation requires you to notify the local affiliate in Ireland in writing of your acquisition and disposition of shares of the Company within five business days of becoming aware of the event or within five business days of becoming a director, shadow director or secretary of the local affiliate. This notification is required to be held in the company register of the local affiliate in Ireland and does not apply to branch offices of the Company in Ireland.

*        *        *        *        *

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SCHEDULE G

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Japan. This summary is based on the laws in effect in Japan as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option-for-RSU Exchange

Japanese tax law does not clearly address the tax consequences of the voluntary exchange of employee stock option for an RSU as contemplated under the current exchange offer. You likely will not be subject to tax as a result of the exchange of eligible options for new RSUs, but this result is not certain given the lack of authority. Please consult your personal tax advisor regarding the tax consequences of accepting the exchange offer.

Grant of New RSUs

Subject to comments above, you likely will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to taxation on the fair market value of the shares at the time of the receipt. The taxable amount will be classified as additional remuneration income and will be subject to national income taxes and local inhabitant taxes, and you will be personally responsible for reporting this income on your personal income tax return.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will be subject to additional taxation. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (generally, the fair market value of the shares on the date of receipt), and this amount will be subject to taxation at a flat rate of 20%. Lower rates may apply in certain circumstances; please consult your personal tax advisor. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the National Tax Administration (the “NTA”).

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Dividends

You will be subject to Japanese taxation on any dividends paid on the Company shares you acquire upon vesting in your new restricted stock units. You will be responsible for directly paying and reporting any tax liabilities attributable to dividends to the NTA (unless the dividends are paid through a Japanese paying agent). In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a Japanese tax credit for these amounts.

Tax Withholding and Reporting

The income tax withholding and reporting requirements attributable to your new restricted stock units is somewhat uncertain. In theory, the most important factor for determining if the local affiliate in Japan that employs you is required to withhold taxes on the taxable amount you recognize on the date of vesting is whether the local affiliate delivers the shares to you upon vesting or otherwise has “significant involvement” with the stock option exchange offer, regardless of whether reimbursement is made.

On the assumption that it does not have any significant involvement, the local affiliate in Japan will not report the fair market value of the shares you receive upon vesting in your new restricted stock units as taxable income and will not withhold any taxes. Instead, you personally will be responsible for reporting any taxable income attributable to your new restricted stock units and paying the applicable taxes directly to the NTA.

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SCHEDULE H

GUIDE TO TAX ISSUES IN MALAYSIA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Malaysia. This summary is based on the laws in effect in Malaysia as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malaysia apply to your specific situation.

Tax Information

Option-for-RSU Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new restricted stock units.

Grant of New RSUs

You will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to income tax on the fair market value1 of the shares at the time of receipt. The taxable amount will be classified as a perquisite of employment and will be subject to income tax in the year of assessment in which your restricted stock unit vests and you receive shares of the Company’s common stock.

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will not be subject to additional income tax on any gain from the sale of your shares as there is currently no capital gains tax in Malaysia unless at the time of such sale you are in the business of buying and selling shares (i.e., as a share trader), in which case you will be subject to income tax on any gain.

Dividends

You will not be subject to income taxes on any dividends paid on the Company shares you acquire upon vesting in your new restricted stock units, as dividends derived from shares of an issuer outside of Malaysia are not subject to taxation in Malaysia. Notwithstanding that, you will be subject to U.S. income tax withholding at source.

[1]	Fair market value of the shares is the average of the highest and lowest price of the Company shares on the NASDAQ Exchange on the date of vesting.

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Tax Withholding and Reporting

In general, the local affiliate in Malaysia that employs you will be required to report the fair market value of the shares that you receive upon vesting in your new restricted stock units as taxable income on your annual statement of remuneration (the “Form EA”) and will be required to withhold income taxes on such amount. Alternatively, you may be able to elect to pay any income taxes due on the taxable amount on your own when you file your tax return for the year of assessment in the next calendar year by 30 April (for Form BE) or by 30 June (for Form B). If you elect this arrangement, please ensure that a written confirmation is provided to the local affiliate in Malaysia that employs you. You should contact your personal tax advisor for additional information regarding your ability to pay any income taxes on the taxable amount directly.

Reporting Requirements for Directors

If you are a director of the local affiliate in Malaysia, you have an obligation to notify the local affiliate in Malaysia in writing when you are granted the new restricted stock units, when the new restricted stock units vest and you receive shares of the Company’s common stock, when shares are sold or when there is an event giving rise to a change with respect to your interest in the Company. You must provide this notification within 14 days of the date the interest is acquired or disposed of or the occurrence of the event giving rise to the change. The Malaysian Companies Act prescribes criminal penalties for directors who fail to provide such notice.

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SCHEDULE I

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in the United Kingdom. This summary is based on the laws in effect in the United Kingdom as of October 1, 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units.

The summary below applies to employees who are and have been resident, ordinarily resident and domiciled in the United Kingdom from the date of the original grants of options, through the date of the grant of the replacement restricted stock units, and up to the date of any relevant taxable events.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.

You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

IMPORTANT NOTE:  THIS DISCUSSION ASSUMES THAT YOUR ELIGIBLE STOCK OPTIONS ARE UNAPPROVED OPTIONS FOR TAX PURPOSES IN THE UNITED KINGDOM.

Tax Information

Option-for-RSU Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new restricted stock units.

Grant of New RSUs

You will not be subject to tax when the new restricted stock units are granted to you.

Vesting of New RSUs

On the date you become vested in the new restricted stock units and are issued shares of the Company’s common stock, you will be subject to taxation on the fair market value of the shares at the time of receipt. The taxable amount will be classified as additional employment income and will be subject to income taxes at marginal rates and National Insurance contributions (both the employer and employee portions).

Sale of Shares

When you subsequently sell or otherwise dispose the shares you acquired upon vesting in your new restricted stock units, you will be subject to capital gains tax on any increase in the market value of the shares between the date of purchase and the date of receipt of the shares following the vesting date. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares on your personal self-assessment tax return and paying the applicable taxes directly to HM Revenue and Customs. The Company and/or the local affiliate in the United Kingdom that employs you has no responsibility in respect of your capital gains tax liabilities.

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Please note that, as of 6 April 2008, capital gains tax is payable at a flat rate of 18% on gains from all sources in excess of the personal annual exemption in any tax year. For the tax year 6 April 2009 to 5 April 2010, this personal exemption is £10,100. The previous taper relief regime has been abolished.

If you acquire shares in the Company at different times and/or from different sources, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.

Dividends

You will be subject to local income taxes (but not national insurance contributions) on any dividends paid to you on Company shares you acquire upon vesting in your new restricted stock units. In addition, you will be subject to U.S. income tax withholding at source, which may be taken as a credit against U.K. taxes provided certain conditions are met. You will be personally responsible for reporting any dividends received by you and paying the applicable taxes directly to HM Revenue and Customs through your annual self-assessment tax return.

Tax Withholding and Reporting

In general, the local affiliate in United Kingdom that employs you will be obligated to report the exchange of options for restricted stock units and the fair market value of Company shares issued to you upon your vesting in the new restricted stock units as taxable income to HM Revenue and Customs on its annual tax return. The local affiliate also will be required to account for income taxes and employee National Insurance contributions due on vesting to HM Revenue and Customs under the Pay-As-You-Earn (“PAYE”) withholding system. The Company may satisfy this obligation by either withholding a sufficient number of shares that you otherwise would receive on the date of vesting or may withhold the income taxes and employee NICs attributable to the shares from your salary or any other payments due to you, including from any bonus payable to you. The Company also reserves the right to ask you for direct payment of the applicable taxes. If, for any reason, the local affiliate is unable to or does not withhold the income tax under the PAYE system or by another method permitted in the applicable new award agreement, you must reimburse the local affiliate for the taxes paid within 90 days of the date in which you vest in the new restricted stock units.

In addition to the local affiliate’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the new restricted stock units, and the sale of your shares, on your annual tax return. You are also responsible for paying any tax resulting from the receipt of any dividends and the sale of your shares.

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